Exhibit 99.1

FULTON FINANCIAL
CORPORATION

FOR IMMEDIATE RELEASE
Media Contact: Laura Wakeley (717) 291-2616
Investor Contact: Matt Jozwiak (717) 327-2657

Fulton Financial Announces Fourth Quarter and 2020 Results

2020 Key Accomplishments
•Successful implementation of COVID-19 safety response protocols to protect customers and team members
•Rapid implementation of remote work program
•PPP/Main Street Lending programs in place to aid customers
•Residential mortgage business at historic highs
•Implementation of strategic operating expense reduction initiatives
•Successful access to the capital markets with subordinated debt and preferred stock offerings

(January 19, 2021) – Lancaster, PA – Fulton Financial Corporation (NASDAQ:FULT) (“Fulton” or the “Corporation”) reported net income available to common shareholders of $49 million, or $0.30 per diluted share, for the fourth quarter of 2020 and $176 million, or $1.08 per diluted share, for the year ended December 31, 2020.

“We were pleased with our company’s achievements for the 4th quarter and for the year as a whole, given the challenges presented by the lingering presence of COVID-19,” said E. Philip Wenger, Chairman and CEO of Fulton Financial Corporation. “The low interest rate environment continued to put pressure on our margin, but even in this challenging environment, we had stable asset quality, were able to provide Paycheck Protection Program and Main Street loans to our customers, helped our mortgage business grow to historic highs, and saw wealth management business performance that was beyond our expectations.”

Net Interest Income and Balance Sheet

Net interest income for the fourth quarter of 2020 was $162 million, $7.5 million higher than the third quarter of 2020. Net interest margin for the fourth quarter of 2020 increased 5 basis points, to 2.75%, from 2.70% in the third quarter of 2020. The increases in net interest income and net interest margin were primarily due to the forgiveness of Paycheck Protection Program ("PPP") loans and the acceleration of the recognition of related fee income as well as growth in average loans and investments securities during the quarter. For the year ended December 31, 2020, net interest income was $629 million, a decrease of $19 million in comparison to the year ended December 31, 2019, as the 90 basis point decline in yields on average interest-earning assets outpaced the 42 basis point decline in the cost of funds. The net interest margin in 2020 was 2.86% compared 3.36% in 2019.
Total average assets for the fourth quarter of 2020 were $25.7 billion, an increase of $580 million from the third quarter of 2020. Average loans, net of unearned income, were $19.0 billion, relatively unchanged compared to the third quarter of 2020. Beginning in the second quarter of 2020, average loans included loans originated under PPP. PPP loans had an average balance of $1.8 billion for the fourth quarter of 2020, compared to $2.0 billion for the third quarter of 2020.

Average loans and yields, by type, for the fourth quarter of 2020 in comparison to the third quarter of 2020 are summarized in the following table:

	Three months ended
	December 31, 2020		September 30, 2020		Growth
	Balance	Yield (1)	Balance	Yield (1)	$	%
	(dollars in thousands)
Average Loans, net of unearned income, by type:
Real estate - commercial mortgage	$7,101,363	3.21%	$6,986,528	3.27%	$114,835	1.6%
Commercial and industrial(2)	5,855,305	2.57%	5,983,872	2.53%	(128,567)	(2.1)%
Real estate - residential mortgage	3,087,529	3.65%	2,975,516	3.73%	112,013	3.8%
Real estate - home equity	1,212,113	3.91%	1,237,602	3.87%	(25,489)	(2.1)%
Real estate - construction	1,009,284	3.11%	981,589	3.84%	27,695	2.8%
Consumer	468,678	4.07%	464,851	4.07%	3,827	0.8%
Equipment lease financing	279,059	3.98%	279,217	3.96%	(158)	(0.1)%
Other(3)	(18,817)	N/A	(28,656)	N/A	9,839	(34.3)%
Total Average Loans, net of unearned income	$18,994,514	3.45%	$18,880,519	3.38%	$113,995	0.6%

(1) Presented on a fully-taxable equivalent basis using a 21% Federal tax rate and statutory interest expense disallowances.
(2) Includes average PPP loans of $1.8 billion and $2.0 billion for the three months ended December 31, 2020 and September 30, 2020, respectively.
(3) Consists of overdrafts and net origination fees and costs.

Total average assets for the year ended December 31, 2020 were $24.3 billion, an increase of $3.1 billion from 2019. Average loans, net of unearned income, were $18.3 billion, an increase of $1.8 billion from 2019. Included in average loans are loans originated under the PPP, which had an average balance of $1.3 billion for the year ended December 31, 2020. The remaining increase was mainly in residential mortgage loans.

Total average liabilities increased $409 million from the third quarter of 2020 driven by increases in demand and savings deposits. Average deposits and interest rates, by type, for the fourth quarter of 2020 in comparison to the third quarter of 2020 are summarized in the following table:

	Three months ended
	December 31, 2020		September 30, 2020		Growth
	Balance	Rate	Balance	Rate	$	%
	(dollars in thousands)
Average Deposits, by type:
Noninterest-bearing demand	$6,477,228	—	$6,270,683	—	$206,545	3.3%
Interest-bearing demand	5,762,150	0.10%	5,591,548	0.14%	170,602	3.1%
Savings	5,905,137	0.13%	5,716,050	0.16%	189,087	3.3%
Total average demand and savings	18,144,515	0.07%	17,578,281	0.10%	566,234	3.2%
Brokered	340,451	0.53%	314,721	0.56%	25,730	8.2%
Time	2,306,556	1.39%	2,495,445	1.58%	(188,889)	(7.6)%
Total Average Deposits	$20,791,522	0.23%	$20,388,447	0.29%	$403,075	2.0%

Total average liabilities for the year ended December 31, 2020 increased $3 billion from 2019 driven by increases in demand and savings deposits.

Asset Quality

The provision for credit losses was $6 million, $7 million and $21 million for the fourth quarter of 2020, third quarter of 2020 and fourth quarter of 2019, respectively. For the year ended December 31, 2020, the provision for credit losses was $77 million compared to $33 million in 2019. Effective January 1, 2020 Fulton adopted ASU 2016-13, referred to as the current expected credit loss model. As such, the provision for credit losses in 2020 reflects current expected credit losses based on forecasted economic and other assumptions, including the estimated impacts of COVID-19, over the remaining expected lives of financial assets and off-balance-sheet credit exposures, whereas the 2019 methodology applied an incurred loss model.
Non-performing assets were $151 million, or 0.58% of total assets, at December 31, 2020, compared to $147 million, or 0.57% of total assets, at September 30, 2020.
Annualized net recoveries for the quarter ended December 31, 2020 were 0.07% of total average loans, compared to annualized net recoveries of 0.05% and annualized net charge-offs of 0.65% for the quarters ended September 30, 2020 and December 31, 2019, respectively. Net charge-offs for 2020 were 0.05% of total average loans compared to 0.22% in 2019.

Non-interest Income

Non-interest income in the fourth quarter of 2020, excluding investment securities gains, was $56 million, a decrease of $8 million, or 12%, from the third quarter of 2020, primarily driven by decreases $7 million in mortgage banking income and $1 million in capital markets revenue. The decrease in mortgage banking income was mainly due to seasonal decreases in the volume of loans sold.
Compared to the fourth quarter of 2019, non-interest income, excluding investment securities gains, in the fourth quarter of 2020 was relatively unchanged as increases in mortgage banking and wealth management income offset decreases in a number of other categories.

For the year ended December 31, 2020, non-interest income, excluding investment securities gains, was $226 million, an increase of $15 million, or 7%, from 2019. The increase was driven by a $19 million increase in mortgage banking income, with mortgage sale gains increasing $36 million due to higher volumes and spreads, partially offset by a $10.5 million of mortgage servicing rights asset impairment charges for the year and higher mortgage servicing rights asset amortization, due to higher refinance activity. In addition, wealth management and capital markets revenue each increased by $3 million. Partially offsetting these increases were decreases of $5 million in overdraft fees in consumer banking and $4 million in other service charges on deposits in other commercial banking.
During both 2020 and 2019, Fulton completed balance sheet restructurings involving sales of investment securities and corresponding prepayments of FHLB advances. As a result of these transactions, $3 million and $5 million of investment securities gains were realized during 2020 and 2019, respectively, and prepayment penalties of $3 million and $4 million were incurred during 2020 and 2019, respectively.

Non-interest Expense

Non-interest expense was $155 million in the fourth quarter of 2020, an increase of $16 million, or 11%, compared to the third quarter of 2020, with $15 million and $1 million attributable to charges related to cost savings initiatives recognized in the fourth quarter of 2020 and the third quarter of 2020, respectively. Those charges in the fourth quarter of 2020 included $4.6 million of employee severance for impacted employees (salaries and benefits) and $4.8 million of write-offs of fixed assets and $5.8 million of lease termination charges (other expense) resulting from 21 financial center closures.
Compared to the fourth quarter of 2019, non-interest expense increased $16 million, or 11%, due primarily to the previously discussed charges associated with the cost savings initiatives.
The cost savings anticipated from the implementation of the cost savings initiatives are not expected to be fully realized until mid-2021. Of the anticipated $25 million in annual expense savings, the Corporation expects to reinvest a portion of the savings to accelerate digital transformation initiatives.
For the year end December 31, 2020, non-interest expense was $579 million, an increase of $12 million, or 2%, from 2019. This increase was primarily due to expenses related to the cost savings initiatives, which totaled $16 million for the year, as well as increases of $3 million in data processing and software and $1 million in FDIC insurance. These increases were partially offset by decreases of $9 million in other outside services and $5 million in marketing.

Income Tax Expense

The effective income tax rate (ETR) for the fourth quarter of 2020 was 10%, as compared to 13% for both the third quarter of 2020 and fourth quarter of 2019. For the year ended December 31, 2020, the ETR was 12% compared 14% in 2019. The decreases resulted from lower income before income taxes.

Shareholders' Equity

In the fourth quarter of 2020, the Corporation issued $200 million of Fixed Rate Non-Cumulative Perpetual Preferred Stock ("Preferred Stock") at a rate of 5.125%. The Corporation received net proceeds from the offering of $192.9 million after issuance costs. Dividends on the Preferred Stock were $2.1 million in the fourth quarter, or approximately $0.01 per diluted share.

Additional information on Fulton is available on the Internet at www.fult.com.

Safe Harbor Statement

This news release may contain forward-looking statements with respect to the
Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.
Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, they are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and other current and periodic reports, which have been or will be filed with the Securities and Exchange Commission and are or will be available in the Investor Relations section of the Corporation's website (www.fult.com) and on the Securities and Exchange Commission's website (www.sec.gov).

Non-GAAP Financial Measures

The Corporation uses certain non-GAAP financial measures in this earnings release. These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this release.

FULTON FINANCIAL CORPORATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
in thousands, except per-share data and percentages
	Three months ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2020	2020	2020	2020	2019
Ending Balances
Investments	$3,340,424	$3,097,721	$2,974,813	$3,141,440	$2,867,378
Loans, net of unearned income	18,900,820	19,028,621	18,704,722	17,077,403	16,837,526
Total assets	25,906,733	25,543,281	24,617,863	22,929,859	21,886,040
Deposits	20,839,207	20,730,051	19,884,208	17,365,026	17,393,913
Shareholders' equity	2,616,828	2,390,261	2,340,501	2,285,748	2,342,176

Average Balances
Investments	$3,221,289	$2,977,672	$3,096,632	$3,071,828	$2,830,999
Loans, net of unearned income	18,994,514	18,880,519	18,331,797	16,860,067	16,768,057
Total assets	25,749,405	25,169,508	24,139,116	22,252,099	21,812,438
Deposits	20,791,522	20,388,447	19,276,658	17,121,428	17,449,565
Shareholders' equity	2,544,866	2,374,091	2,309,133	2,337,016	2,341,397

Income Statement
Net interest income	$161,591	$154,116	$152,754	$160,746	$159,270
Provision for credit losses	6,240	7,080	19,570	44,030	20,530
Non-interest income	55,574	63,248	55,922	54,644	55,281
Non-interest expense	154,737	139,147	143,006	142,552	138,974
Income before taxes	56,187	71,137	46,101	28,808	55,047
Net income available to common shareholders	48,690	61,607	39,559	26,047	47,789

Per Share
Net income available to common shareholders (basic)	$0.30	$0.38	$0.24	$0.16	$0.29
Net income available to common shareholders (diluted)	$0.30	$0.38	$0.24	$0.16	$0.29
Cash dividends	$0.17	$0.13	$0.13	$0.13	$0.17
Common shareholders' equity	$14.93	$14.74	$14.45	$14.16	$14.26
Common shareholders' equity (tangible)(1)	$11.62	$11.44	$11.15	$10.84	$11.00
Weighted average shares (basic)	162,242	162,061	161,715	163,475	164,135
Weighted average shares (diluted)	163,071	162,579	162,267	164,417	165,039

(1) Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this document.

	Three months ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2020	2020	2020	2020	2019
Asset Quality(2)
Net (recoveries) charge-offs to average loans (annualized)	(0.07)%	(0.05)%	0.09%	0.26%	0.65%
Non-performing loans to total loans	0.78%	0.75%	0.75%	0.82%	0.84%
Non-performing assets to total assets	0.58%	0.57%	0.59%	0.64%	0.68%
ACL - loans(3) to total loans	1.47%	1.40%	1.37%	1.40%	0.97%
ACL - loans(3) to non-performing loans	189%	188%	183%	170%	116%
Non-performing assets to common shareholders' equity (tangible) and ACL - loans (1)(3)	6.42%	6.91%	7.04%	7.37%	7.51%

Asset Quality, excluding PPP(1)(4)
Net (recoveries) charge-offs to average adjusted loans (annualized)	(0.08)%	(0.06)%	0.10%	—%	—%
Non-performing loans to total adjusted loans	0.85%	0.83%	0.83%	—%	—%
ACL - loans(3) to total adjusted loans	1.60%	1.56%	1.53%	—%	—%

Profitability
Return on average assets	0.79%	0.97%	0.66%	0.47%	0.87%
Return on average shareholders' equity	7.95%	10.32%	6.89%	4.48%	8.10%
Return on average common shareholders' equity (tangible)(1)	10.32%	13.50%	8.99%	5.84%	10.52%
Net interest margin	2.75%	2.70%	2.81%	3.21%	3.22%
Efficiency ratio(1)	69.5%	62.3%	66.4%	64.5%	63.1%
Efficiency ratio, net 2020 cost savings initiatives(1)	62.5%	62.0%	66.4%	64.5%	63.1%

Capital Ratios
Tangible common equity ratio(1)	7.4%	7.4%	7.5%	7.8%	8.5%
Tier 1 leverage ratio(5)	8.1%	7.4%	7.6%	7.9%	8.4%
Common equity Tier 1 capital ratio(5)	9.4%	9.5%	9.5%	9.4%	9.7%
Tier 1 capital ratio(5)	10.3%	9.5%	9.5%	9.4%	9.7%
Total risk-based capital ratio(5)	14.5%	13.9%	13.8%	13.8%	11.8%

(1) Non-GAAP financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this document.
(2) Effective January 1, 2020, Fulton adopted Accounting Standards Update 2016-13, "Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments," referred to as the current expected credit loss model ("CECL"). This accounting standard requires that credit losses for financial assets and off-balance-sheet ("OBS") credit exposures be measured based on expected credit losses, rather than on incurred credit losses as in prior periods.
(3) "ACL - loans" relates to the allowance for credit losses ("ACL") specifically on "Loans, net of unearned income" and does not include the ACL related to OBS credit exposures.
(4) Asset quality information excluding Paycheck Protection Program ("PPP") loans. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this document.
(5) Regulatory capital ratios as of December 31, 2020 are preliminary and prior periods are actual.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED ENDING BALANCE SHEETS (UNAUDITED)
dollars in thousands
						% Change from
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Dec 31
	2020	2020	2020	2020	2019	2020	2019
ASSETS
Cash and due from banks	$120,462	$139,304	$141,702	$181,777	$132,283	(13.5)%	(8.9)%
Other interest-earning assets	1,819,499	1,489,550	1,007,939	793,572	482,930	22.2%	N/M
Loans held for sale	83,886	93,621	77,415	40,645	37,828	(10.4)%	N/M
Investment securities	3,340,424	3,097,721	2,974,813	3,141,440	2,867,378	7.8%	16.5%
Loans, net of unearned income	18,900,820	19,028,621	18,704,722	17,077,403	16,837,526	(0.7)%	12.3%
Less: ACL - loans(1)	(277,567)	(266,825)	(256,537)	(238,508)	(163,622)	4.0%	69.6%
Net loans	18,623,253	18,761,796	18,448,185	16,838,895	16,673,904	(0.7)%	11.7%
Premises and equipment	231,480	236,943	239,596	236,908	240,046	(2.3)%	(3.6)%
Accrued interest receivable	72,942	70,766	73,720	59,365	60,898	3.1%	19.8%
Goodwill and intangible assets	536,659	534,907	535,039	535,171	535,303	0.3%	0.3%
Other assets	1,078,128	1,118,673	1,119,454	1,102,086	855,470	(3.6)%	26.0%
Total Assets	$25,906,733	$25,543,281	$24,617,863	$22,929,859	$21,886,040	1.4%	18.4%
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$20,839,207	$20,730,051	$19,884,208	$17,365,026	$17,393,913	0.5%	19.8%
Short-term borrowings	630,066	611,727	572,551	1,386,808	883,241	3.0%	(28.7)%
Other liabilities	524,369	515,230	525,407	513,811	384,941	1.8%	36.2%
FHLB advances and long-term debt	1,296,263	1,296,012	1,295,196	1,378,466	881,769	—%	47.0%
Total Liabilities	23,289,905	23,153,020	22,277,362	20,644,111	19,543,864	0.6%	19.2%
Shareholders' equity	2,616,828	2,390,261	2,340,501	2,285,748	2,342,176	9.5%	11.7%
Total Liabilities and Shareholders' Equity	$25,906,733	$25,543,281	$24,617,863	$22,929,859	$21,886,040	1.4%	18.4%

LOANS, DEPOSITS AND SHORT-TERM BORROWINGS DETAIL:
Loans, by type:
Real estate - commercial mortgage	$7,105,092	$7,046,330	$6,934,936	$6,895,069	$6,700,776	0.8%	6.0%
Commercial and industrial	4,088,561	4,007,278	4,033,439	4,450,557	4,445,634	2.0%	(8.0)%
Real estate - residential mortgage	3,141,915	3,061,835	2,862,226	2,718,290	2,641,465	2.6%	18.9%
Real estate - home equity	1,202,913	1,222,709	1,251,455	1,292,677	1,314,944	(1.6)%	(8.5)%
Real estate - construction	1,047,218	1,007,534	972,909	947,768	971,079	3.9%	7.8%
Consumer	466,772	469,551	465,610	468,172	463,164	(0.6)%	0.8%
Equipment lease financing	279,118	280,286	281,897	289,726	284,537	(0.4)%	(1.9)%
Other(2)	(12,481)	(27,067)	(34,784)	15,144	15,927	(53.9)%	N/M
Loans, net of unearned income before PPP	17,319,108	17,068,456	16,767,688	17,077,403	16,837,526	1.5%	2.9%
PPP	1,581,712	1,960,165	1,937,034	—	—	(19.3)%	N/M
Total Loans, net of unearned income	$18,900,820	$19,028,621	$18,704,722	$17,077,403	$16,837,526	(0.7)%	12.3%
Deposits, by type:
Noninterest-bearing demand	$6,531,002	$6,378,077	$6,239,055	$4,531,872	$4,453,324	2.4%	46.7%
Interest-bearing demand	5,818,564	5,813,935	5,099,405	4,724,520	4,720,188	0.1%	23.3%
Savings	5,929,792	5,805,431	5,667,893	5,092,865	5,153,941	2.1%	15.1%
Total demand and savings	18,279,358	17,997,443	17,006,353	14,349,257	14,327,453	1.6%	27.6%
Brokered	335,185	317,588	310,689	313,337	264,531	5.5%	26.7%
Time	2,224,664	2,415,020	2,567,166	2,702,432	2,801,929	(7.9)%	(20.6)%
Total Deposits	$20,839,207	$20,730,051	$19,884,208	$17,365,026	$17,393,913	0.5%	19.8%
Short-term borrowings, by type:
Customer funding	$630,066	$611,727	$572,551	$461,808	$383,241	3.0%	64.4%
Federal funds purchased	—	—	—	200,000	—	N/M	N/M
Short-term FHLB advances	—	—	—	725,000	500,000	N/M	(100.0)%
Total Short-term Borrowings	$630,066	$611,727	$572,551	$1,386,808	$883,241	3.0%	(28.7)%

N/M - Not meaningful
(1) "ACL - loans" relates to the ACL specifically on "Loans, net of unearned income" and does not include the ACL related to OBS credit exposures.
(2) Consists of overdrafts and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
dollars in thousands
	Three Months Ended					% Change from		Years ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Dec 31	Dec 31
	2020	2020	2020	2020	2019	2020	2019	2020	2019	% Change
Interest Income:
Interest income	$183,645	$179,159	$180,696	$199,378	$202,159	2.5%	(9.2)%	$742,878	$825,306	(10.0)%
Interest expense	22,054	25,043	27,942	38,632	42,889	(11.9)%	(48.6)%	113,671	176,917	(35.7)%
Net Interest Income	161,591	154,116	152,754	160,746	159,270	4.9%	1.5%	629,207	648,389	(3.0)%
Provision for credit losses	6,240	7,080	19,570	44,030	20,530	(11.9)%	(69.6)%	76,920	32,825	N/M
Net Interest Income after Provision	155,351	147,036	133,184	116,716	138,740	5.7%	12.0%	552,287	615,564	(10.3)%
Non-Interest Income:
Wealth management	15,653	14,943	13,407	15,055	14,419	4.7%	8.6%	59,058	55,678	6.1%
Mortgage banking	9,311	16,801	9,964	6,234	5,076	(44.6)%	83.4%	42,309	23,099	83.2%
Consumer banking:
Card	5,123	5,002	4,966	4,685	4,991	2.4%	2.7%	19,777	20,515	(3.6)%
Overdraft	3,376	3,015	2,107	4,058	4,750	12.0%	(28.9)%	12,556	17,949	(30.0)%
Other consumer banking	2,298	2,406	2,065	2,496	2,688	(4.5)%	(14.5)%	9,266	11,039	(16.1)%
Total consumer banking	10,798	10,423	9,138	11,239	12,429	3.6%	(13.1)%	41,598	49,503	(16.0)%
Commercial banking:
Merchant and card	5,953	6,237	5,326	5,624	5,841	(4.6)%	1.9%	23,139	24,077	(3.9)%
Cash management	4,737	4,742	4,503	4,742	4,697	(0.1)%	0.9%	18,725	18,392	1.8%
Capital markets	3,513	4,696	5,004	5,075	5,939	(25.2)%	(40.8)%	18,288	14,875	22.9%
Other commercial banking	2,606	2,636	1,914	2,978	3,664	(1.2)%	(28.9)%	10,134	13,773	(26.4)%
Total commercial banking	16,809	18,311	16,748	18,419	20,141	(8.2)%	(16.5)%	70,286	71,117	(1.2)%
Other	3,004	2,769	3,660	3,651	3,216	8.5%	(6.6)%	13,084	12,030	8.8%
Non-interest income before investment securities gains	55,574	63,246	52,917	54,598	55,281	(12.1)%	0.5%	226,335	211,427	7.1%
Investment securities gains, net	—	2	3,005	46	—	(100.0)%	N/M	3,053	4,733	(35.5)%
Total Non-Interest Income	55,574	63,248	55,922	54,644	55,281	(12.1)%	0.5%	229,388	216,160	6.1%
Non-Interest Expense:
Salaries and employee benefits	83,929	79,227	81,012	80,228	76,975	5.9%	9.0%	324,395	311,934	4.0%
Net occupancy	13,161	13,221	13,144	13,486	13,080	(0.5)%	0.6%	53,013	52,826	0.4%
Data processing and software	11,951	12,285	12,193	11,645	11,468	(2.7)%	4.2%	48,073	44,679	7.6%
Other outside services	8,334	7,617	7,600	7,881	8,215	9.4%	1.4%	31,432	39,989	(21.4)%
Equipment	3,563	3,711	3,193	3,418	3,475	(4.0)%	2.5%	13,885	13,575	2.3%
Professional fees	2,424	2,879	3,331	4,202	2,873	(15.8)%	(15.6)%	12,835	13,134	(2.3)%
Marketing	1,098	1,147	1,303	1,579	1,503	(4.3)%	(27.0)%	5,127	9,848	(47.9)%
Amortization of tax credit investments	1,532	1,694	1,450	1,450	1,505	(9.6)%	1.8%	6,126	6,021	1.7%
FDIC insurance	2,346	1,578	2,133	2,808	2,177	48.7%	7.8%	8,865	7,780	13.9%
Intangible amortization	132	132	132	132	142	0.2%	(6.8)%	529	1,427	(63.0)%
Prepayment penalty on FHLB advances	—	—	2,878	—	—	N/M	N/M	2,878	4,326	(33.5)%
Other	26,268	15,654	14,637	15,723	17,561	67.8%	49.6%	72,282	62,197	16.2%
Total Non-Interest Expense	154,737	139,145	143,006	142,552	138,974	11.2%	11.3%	579,440	567,736	2.1%
Income Before Income Taxes	56,187	71,139	46,100	28,808	55,047	(21.0)%	2.1%	202,235	263,988	(23.4)%
Income tax expense	5,362	9,529	6,542	2,761	7,258	(43.7)%	(26.1)%	24,194	37,649	(35.7)%
Net Income	50,825	61,610	39,558	26,047	47,789	(17.5)%	6.4%	178,040	226,339	(21.3)%
Preferred stock dividends	(2,135)	—	—	—	—	N/M	N/M	(2,135)	—	N/M
Net Income Available to Common Shareholders	$48,690	$61,610	$39,558	$26,047	$47,789	(21.0)%	1.9%	$175,905	$226,339	(22.3)%

PER SHARE:
Net income:
Basic	$0.30	$0.38	$0.24	$0.16	$0.29	(21.1)%	3.4%	$1.08	$1.36	(20.6)%
Diluted	0.30	0.38	0.24	0.16	0.29	(21.1)%	3.4%	1.08	1.35	(20.0)%
Cash dividends	0.17	0.13	0.13	0.13	0.17	30.8%	—%	0.56	0.56	—%

Weighted average shares (basic)	162,242	162,061	161,715	163,475	164,135	0.1%	(1.2)%	162,372	166,902	(2.7)%
Weighted average shares (diluted)	163,071	162,579	162,267	164,417	165,039	0.3%	(1.2)%	163,090	167,792	(2.8)%

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
dollars in thousands
	Three months ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average	Interest	Yield/	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	(1)	Rate	Balance	(1)	Rate	Balance	(1)	Rate
ASSETS

Interest-earning assets:
Loans, net of unearned income	$18,994,514	$164,329	3.45%	$18,880,519	$160,344	3.38%	$16,768,057	$182,024	4.31%
Taxable investment securities	2,233,730	13,559	2.43%	2,011,893	13,150	2.61%	2,198,252	15,621	2.84%
Tax-exempt investment securities	886,329	7,044	3.17%	861,764	6,899	3.19%	594,487	5,058	3.38%
Total Investment Securities	3,120,059	20,603	2.64%	2,873,657	20,048	2.79%	2,792,739	20,679	2.96%
Loans held for sale	76,871	521	2.71%	79,999	728	3.64%	30,062	295	3.93%
Other interest-earning assets	1,668,454	1,179	0.28%	1,387,327	1,028	0.30%	492,560	2,370	1.92%
Total Interest-earning Assets	23,859,898	186,632	3.12%	23,221,502	182,149	3.13%	20,083,418	205,368	4.07%

Noninterest-earning assets:
Cash and due from banks	126,190			138,567			128,417
Premises and equipment	236,265			239,183			239,294
Other assets	1,799,381			1,835,190			1,528,758
Less: ACL - loans(2)	(272,329)			(264,934)			(167,449)
Total Assets	$25,749,405			$25,169,508			$21,812,438

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-bearing liabilities:
Demand deposits	$5,762,150	$1,457	0.10%	$5,591,548	$1,913	0.14%	$4,699,040	$8,494	0.72%
Savings deposits	5,905,137	1,866	0.13%	5,716,050	2,347	0.16%	5,205,260	10,253	0.78%
Brokered deposits	340,451	451	0.53%	314,721	440	0.56%	261,689	1,279	1.94%
Time deposits	2,306,556	8,082	1.39%	2,495,445	9,931	1.58%	2,959,008	13,775	1.86%
Total Interest-bearing Deposits	14,314,294	11,856	0.33%	14,117,764	14,631	0.41%	13,124,997	33,801	1.02%

Short-term borrowings	622,623	268	0.17%	613,127	370	0.24%	717,811	2,343	1.29%
FHLB advances and long-term debt	1,296,139	9,930	3.06%	1,295,515	10,042	3.10%	875,802	6,745	3.07%
Total Interest-bearing Liabilities	16,233,056	22,054	0.54%	16,026,406	25,043	0.62%	14,718,610	42,889	1.16%

Noninterest-bearing liabilities:
Demand deposits	6,477,228			6,270,683			4,324,568
Total Deposits/Cost of Deposits	20,791,522		0.23%	20,388,447		0.29%	17,449,565		0.77%
Other	494,255			498,328			427,863
Total Liabilities	23,204,539			$22,795,417			19,471,041
Total Interest-bearing liabilities and non-interest bearing deposits ("Cost of Funds")	22,710,284		0.39%	22,297,089		0.45%	19,043,178		0.89%

Shareholders' equity	2,544,866			2,374,091			2,341,397
Total Liabilities and Shareholders' Equity	$25,749,405			$25,169,508			$21,812,438

Net interest income/net interest margin (fully taxable equivalent)		164,578	2.75%		157,106	2.70%		$162,479	3.22%
Tax equivalent adjustment		(2,987)			(2,990)			$(3,209)
Net interest income		$161,591			$154,116			$159,270

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) "ACL - loans" relates to the ACL specifically on "Loans, net of unearned income" and does not include the ACL related to OBS credit exposures.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND SHORT-TERM BORROWINGS DETAIL (UNAUDITED):
dollars in thousands
	Three months ended					% Change from
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Dec 31
	2020	2020	2020	2020	2019	2020	2019
Loans, by type:
Real estate - commercial mortgage	$7,101,363	$6,986,528	$6,875,872	$6,746,766	$6,561,029	1.6%	8.2%
Commercial and industrial	4,024,879	4,030,750	4,451,228	4,446,750	4,574,047	(0.1)%	(12.0)%
Real estate - residential mortgage	3,087,529	2,975,516	2,769,682	2,670,019	2,606,136	3.8%	18.5%
Real estate - home equity	1,212,113	1,237,602	1,271,190	1,300,132	1,331,088	(2.1)%	(8.9)%
Real estate - construction	1,009,284	981,589	941,079	929,529	934,556	2.8%	8.0%
Consumer	468,678	464,851	465,728	466,415	464,606	0.8%	0.9%
Equipment lease financing	279,059	279,217	284,658	284,566	281,451	(0.1)%	(0.8)%
Other(1)	(18,817)	(28,656)	13,443	15,890	14,058	(34.3)%	N/M
Loans, net of unearned income before PPP	17,164,088	16,927,397	17,072,880	16,860,067	16,766,971	1.4%	2.4%
PPP	1,830,426	1,953,122	1,258,917	—	—	(6.3)%	N/M
Total Loans, net of unearned income	$18,994,514	$18,880,519	$18,331,797	$16,860,067	$16,766,971	0.6%	13.3%

Deposits, by type:
Noninterest-bearing demand	$6,477,228	$6,270,683	$5,789,788	$4,307,027	$4,324,568	3.3%	49.8%
Interest-bearing demand	5,762,150	5,591,548	5,103,419	4,649,905	4,699,040	3.1%	22.6%
Savings	5,905,137	5,716,050	5,446,368	5,127,662	5,205,260	3.3%	13.4%
Total demand and savings	18,144,515	17,578,281	16,339,575	14,084,594	14,228,868	3.2%	27.5%
Brokered	340,451	314,721	312,121	275,359	261,689	8.2%	30.1%
Time	2,306,556	2,495,445	2,624,962	2,761,474	2,959,008	(7.6)%	(22.0)%
Total Deposits	$20,791,522	$20,388,447	$19,276,658	$17,121,427	$17,449,565	2.0%	19.2%

Short-term borrowings, by type:
Customer funding	$622,623	$613,127	$546,716	$428,240	$377,529	1.5%	64.9%
Federal funds purchased	—	—	74,231	186,868	91,467	N/M	(100.0)%
Short-term FHLB advances and other borrowings	—	—	86,824	687,937	248,815	N/M	(100.0)%
Total Short-term borrowings	$622,623	$613,127	$707,771	$1,303,045	$717,811	1.5%	(13.3)%

(1) Consists of overdrafts and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
dollars in thousands
	Year ended December 31
	2020			2019
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	(1)	Rate	Balance	(1)	Rate
ASSETS

Interest-earning assets:
Loans, net of unearned income	$18,270,390	$662,785	3.63%	$16,430,347	$747,119	4.55%
Taxable investment securities	2,182,410	58,173	2.66%	2,278,448	62,556	2.74%
Tax-exempt investment securities	825,057	26,641	3.22%	500,398	17,998	3.57%
Total Investment Securities	3,007,467	84,814	2.82%	2,778,846	80,554	2.89%
Loans held for sale	60,015	2,077	3.46%	25,795	1,351	5.24%
Other interest-earning assets	1,120,727	5,504	0.49%	445,008	9,249	2.08%
Total Interest-earning Assets	22,458,599	755,181	3.36%	19,679,996	838,273	4.26%

Noninterest-earning assets:
Cash and due from banks	139,146			119,144
Premises and equipment	238,864			239,376
Other assets	1,746,956			1,385,689
Less: ACL - loans(2)	(249,848)			(166,165)
Total Assets	$24,333,717			$21,258,040

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-bearing liabilities:
Demand deposits	$5,278,941	$11,390	0.22%	$4,384,059	$33,348	0.76%
Savings deposits	5,550,234	14,654	0.26%	5,018,381	41,823	0.83%
Brokered deposits	310,763	2,387	0.77%	245,501	5,779	2.35%
Time deposits	2,546,305	41,615	1.63%	2,869,326	50,825	1.77%
Total Interest-bearing Deposits	13,686,243	70,045	0.51%	12,517,267	131,775	1.05%

Short-term borrowings	810,583	5,227	0.64%	849,679	14,543	1.70%
FHLB advances and long-term debt	1,254,300	38,398	3.06%	942,600	30,599	3.25%
Total Interest-bearing Liabilities	15,751,126	113,671	0.72%	14,309,546	176,917	1.24%

Noninterest-bearing liabilities:
Demand deposits	5,714,803			4,249,294
Total Deposits/Cost of Deposits	19,401,046		0.36%	16,766,561		0.79%
Other	476,139			393,130
Total Liabilities	21,942,068			18,951,970
Total Interest-bearing liabilities and non-interest bearing deposits ("Cost of Funds")	21,465,929		0.53%	18,558,840		0.95%

Shareholders' equity	2,391,649			2,306,070
Total Liabilities and Shareholders' Equity	$24,333,717			$21,258,040

Net interest income/net interest margin (fully taxable equivalent)		641,510	2.86%		661,356	3.36%
Tax equivalent adjustment		(12,303)			(12,967)
Net interest income		$629,207			$648,389

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) "ACL - loans" relates to the ACL specifically on "Loans, net of unearned income" and does not include the ACL related to OBS credit exposures.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND SHORT-TERM BORROWINGS DETAIL (UNAUDITED):
dollars in thousands

	Year ended December 31
	2020	2019	% Change
Loans, by type:
Real estate - commercial mortgage	$6,928,269	$6,463,783	7.2%
Commercial and industrial	4,237,252	4,473,549	(5.3)%
Real estate - residential mortgage	2,876,538	2,441,684	17.8%
Real estate - home equity	1,255,094	1,382,908	(9.2)%
Real estate - construction	965,534	928,183	4.0%
Consumer	466,419	448,205	4.1%
Equipment lease financing	281,859	279,489	0.8%
Other(1)	(4,640)	12,546	N/M
Loans, net of unearned income before PPP	17,006,325	16,430,347	3.5%
PPP	1,264,065	—	N/M
Total Loans, net of unearned income	$18,270,390	$16,430,347	11.2%

Deposits, by type:
Noninterest-bearing demand	$5,714,803	$4,249,294	34.5%
Interest-bearing demand	5,278,941	4,384,059	20.4%
Savings	5,550,234	5,018,381	10.6%
Total demand and savings	16,543,978	13,651,734	21.2%
Brokered	310,763	245,501	26.6%
Time	2,546,305	2,869,326	(11.3)%
Total Deposits	$19,401,046	$16,766,561	15.7%

Short-term borrowings, by type:
Customer funding	$553,033	$355,983	55.4%
Federal funds purchased	64,918	132,578	(51.0)%
Short-term FHLB advances and other borrowings	192,632	361,118	(46.7)%
Total Short-term Borrowings	$810,583	$849,679	(4.6)%

(1) Consists of overdrafts and net origination fees and costs.

FULTON FINANCIAL CORPORATION
ASSET QUALITY INFORMATION (UNAUDITED)
dollars in thousands
	Three months ended					Year ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Dec 31	Dec 31
	2020	2020	2020	2020	2019	2020	2019
Allowance for credit losses related to Loans, net of unearned income:
Balance at beginning of period	$266,825	$256,537	$238,508	$163,620	$166,135	$163,622	$160,537

Impact of adopting CECL	—	—	—	45,724	—	45,724	—

Loans charged off:
Commercial and industrial	(1,567)	(2,969)	(3,480)	(10,899)	(30,547)	(18,915)	(42,410)
Real estate - commercial mortgage	(300)	(746)	(2,324)	(855)	(68)	(4,225)	(1,837)
Consumer and home equity	(668)	(1,093)	(1,303)	(1,529)	(1,416)	(4,593)	(4,694)
Real estate - residential mortgage	—	(198)	(235)	(187)	(223)	(620)	(1,545)
Real estate - construction	—	—	(17)	—	—	(17)	(143)
Equipment lease financing and other	(483)	(483)	(688)	(533)	(727)	(2,187)	(2,560)
Total loans charged off	(3,018)	(5,489)	(8,047)	(14,003)	(32,981)	(30,557)	(53,189)
Recoveries of loans previously charged off:
Commercial and industrial	4,581	2,103	2,978	1,734	2,487	11,396	8,721
Real estate - commercial mortgage	588	100	95	244	1,453	1,027	2,202
Consumer and home equity	594	491	649	646	437	2,380	1,994
Real estate - residential mortgage	199	95	112	85	206	491	989
Real estate - construction	179	4,873	—	70	1,098	5,122	2,591
Equipment lease financing and other	219	185	92	108	182	604	666
Recoveries of loans previously charged off	6,360	7,847	3,926	2,887	5,863	21,020	17,163
Net loans recovered (charged off)	3,342	2,358	(4,121)	(11,116)	(27,118)	(9,537)	(36,026)
Provision for credit losses	7,400	7,930	22,150	40,280	24,603	77,760	39,111
Balance at end of period	$277,567	$266,825	$256,537	$238,508	$163,620	$277,569	$163,622
Net (recoveries) charge-offs to average loans (annualized)	(0.07)%	(0.05)%	0.09%	0.26%	0.65%	0.05%	0.22%

Allowance credit losses related to OBS Credit Exposures(1)
Balance at beginning of period	$15,533	$16,383	$18,963	$2,588	$6,662
Impact of adopting CECL	—	—	—	12,625	—
Provision for credit losses	(1,160)	(850)	(2,580)	3,750	(4,074)
Balance at end of period	$14,373	$15,533	$16,383	$18,963	$2,588

NON-PERFORMING ASSETS:
Non-accrual loans	$137,198	$128,321	$125,037	$120,345	$125,098
Loans 90 days past due and accruing	9,929	13,761	14,767	19,593	16,057
Total non-performing loans	147,127	142,082	139,804	139,938	141,155
Other real estate owned	4,178	4,565	5,418	6,593	6,831
Total non-performing assets	$151,305	$146,647	$145,222	$146,531	$147,986

NON-PERFORMING LOANS, BY TYPE:
Commercial and industrial	$32,610	$37,224	$39,730	$41,318	$49,491
Real estate - commercial mortgage	52,647	43,426	42,374	36,538	37,279
Real estate - residential mortgage	30,793	28,287	22,887	25,832	22,411
Consumer and home equity	13,090	12,292	11,911	11,226	11,026
Real estate - construction	1,550	4,051	4,525	4,379	4,306
Equipment lease financing and other	16,437	16,802	18,377	20,645	16,642
Total non-performing loans	$147,127	$142,082	$139,804	$139,938	$141,155

(1) The allowance for credit losses related to OBS Credit Exposures is presented in "other liabilities" on the consolidated balance sheets.

FULTON FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
in thousands, except per share data and percentages

Explanatory note:	This press release contains supplemental financial information, as detailed below, which has been derived by methods other than Generally Accepted Accounting Principles ("GAAP"). The Corporation has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate the Corporation's results. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure follow:

	Three months ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2020	2020	2020	2020	2019
Common shareholders' equity (tangible), per share
Shareholders' equity	$2,616,828	$2,390,261	$2,340,501	$2,285,748	$2,342,176
Less: Preferred stock	(192,878)	—	—	—	—
Less: Goodwill and intangible assets	(536,659)	(534,907)	(535,039)	(535,171)	(535,303)
Tangible common shareholders' equity (numerator)	$1,887,291	$1,855,354	$1,805,462	$1,750,577	$1,806,873

Shares outstanding, end of period (denominator)	162,350	162,134	161,958	161,435	164,218

Common shareholders' equity (tangible), per share	$11.62	$11.44	$11.15	$10.84	$11.00

Return on average common shareholders' equity (tangible)
Net income available to common shareholders	$48,690	$61,610	$39,558	$26,047	$47,789
Plus: Intangible amortization, net of tax	104	103	104	104	112
(Numerator)	$48,794	$61,713	$39,662	$26,151	$47,901

Average shareholders' equity	$2,544,866	$2,374,091	$2,309,133	$2,337,016	$2,341,397
Less: Average preferred stock	(127,639)	—	—	—	—
Less: Average goodwill and intangible assets	(535,474)	(534,971)	(535,103)	(535,235)	(534,190)
Average tangible common shareholders' equity (denominator)	$1,881,753	$1,839,120	$1,774,030	$1,801,781	$1,807,207

Return on average common shareholders' equity (tangible), annualized	10.32%	13.50%	8.99%	5.84%	10.52%

Tangible common equity to tangible assets (TCE Ratio)
Shareholders' equity	$2,616,828	$2,390,261	$2,340,501	$2,285,748	$2,342,176
Less: Preferred stock	(192,878)	—	—	—	—
Less: Goodwill and intangible assets	(536,659)	(534,907)	(535,039)	(535,171)	(535,303)
Tangible common shareholders' equity (numerator)	$1,887,291	$1,855,354	$1,805,462	$1,750,577	$1,806,873

Total assets	$25,906,733	$25,543,281	$24,617,863	$22,929,859	$21,886,040
Less: Goodwill and intangible assets	(536,659)	(534,907)	(535,039)	(535,171)	(535,303)
Total tangible assets (denominator)	$25,370,074	$25,008,374	$24,082,824	$22,394,688	$21,350,737

Tangible common equity to tangible assets	7.44%	7.42%	7.50%	7.82%	8.46%

Efficiency ratio
Non-interest expense	$154,737	$139,145	$143,006	$142,552	$138,974
Less: Amortization of tax credit investments	(1,532)	(1,694)	(1,450)	(1,450)	(1,505)
Less: Intangible amortization	(132)	(132)	(132)	(132)	(142)
Less: Prepayment penalty on FHLB advances	—	—	(2,878)	—	—
Non-interest expense (numerator)	$153,073	$137,319	$138,546	$140,970	$137,327

Net interest income (fully taxable equivalent)	$164,578	$157,106	$155,854	$163,970	$162,479
Plus: Total Non-interest income	55,574	63,248	55,922	54,644	55,281
Less: Investment securities gains, net	—	(2)	(3,005)	(46)	—
Total revenue (denominator)	$220,151	$220,353	$208,771	$218,568	$217,760

Efficiency ratio	69.5%	62.3%	66.4%	64.5%	63.1%

	Three months ended
	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
	2020	2020	2020	2020	2019

Efficiency ratio, net 2020 cost savings initiatives
Non-interest expense	$154,737	$139,145	$143,006	$142,552	$138,974
Less: Amortization of tax credit investments	(1,532)	(1,694)	(1,450)	(1,450)	(1,505)
Less: Intangible amortization	(132)	(132)	(132)	(132)	(142)
Less: 2020 cost savings initiatives	(15,400)	(800)	—	—	—
Less: Prepayment penalty on FHLB advances	—	—	(2,878)	—	—
Non-interest expense (numerator)	$137,673	$136,519	$138,546	$140,970	$137,327

Net interest income (fully taxable equivalent)	$164,578	$157,106	$155,854	$163,970	$162,479
Plus: Total Non-interest income	55,574	63,248	55,922	54,644	55,281
Less: Investment securities gains, net	—	(2)	(3,005)	(46)	—
Total revenue (denominator)	$220,151	$220,353	$208,771	$218,568	$217,760

Efficiency ratio, net 2020 cost savings initiatives	62.5%	62.0%	66.4%	64.5%	63.1%

Non-performing assets to common shareholders' equity (tangible) and ACL - loans(1)
Non-performing assets (numerator)	$151,305	$146,647	$145,222	$146,531	$147,986

Tangible common shareholders' equity	$1,887,291	$1,855,354	$1,805,462	$1,750,577	$1,806,873
Plus: ACL - loans	277,567	266,825	256,537	238,508	163,622
Tangible common shareholders' equity and ACL - loans (denominator)	$2,164,858	$2,122,179	$2,061,999	$1,989,085	$1,970,495

Non-performing assets to tangible common shareholders' equity and ACL - loans	6.99%	6.91%	7.04%	7.37%	7.51%

Asset Quality, excluding PPP
Net loans recovered (charged-off) (numerator)	$3,342	$2,358	$(4,121)	$(11,116)	$(27,118)

Average loans, net of unearned income	$18,994,514	$18,880,519	$18,331,797	$16,860,067	$16,766,971
Less: Average PPP loans	(1,830,426)	(1,953,122)	(1,258,917)	—	—
Total adjusted average loans (denominator)	$17,164,088	$16,927,397	$17,072,880	$16,860,067	$16,766,971

Net (recoveries) charge-offs to adjusted average loans (annualized)	(0.08)%	(0.06)%	0.10%	0.26%	0.65%

Non-performing loans (numerator)	$147,127	$142,082	$139,804	$139,938	$141,155

Loans, net of unearned income	$18,900,820	$19,028,621	$18,704,722	$17,077,403	$16,837,526
Less: PPP loans	(1,581,712)	(1,960,165)	(1,937,034)	—	—
Total adjusted loans (denominator)	$17,319,108	$17,068,456	$16,767,688	$17,077,403	$16,837,526

Non-performing loans to adjusted total loans	0.85%	0.83%	0.83%	0.82%	0.84%

ACL - loans (numerator)	$277,567	$266,825	256,537	238,508	$163,622

Loans, net of unearned income	$18,900,820	$19,028,621	$18,704,722	$17,077,403	$16,837,526
Less: PPP loans	(1,581,712)	(1,960,165)	(1,937,034)	—	—
Total adjusted loans (denominator)	$17,319,108	$17,068,456	$16,767,688	$17,077,403	$16,837,526

ACL - loans to adjusted total loans	1.60%	1.56%	1.53%	1.40%	0.97%

Note: numbers may not sum due to rounding.
(1) "ACL - loans" relates to the ACL specifically on "Loans, net of unearned income" and does not include the ACL related to OBS credit exposures.